Exhibit 22. List of Subsidiaries of NTN Canada, Inc. as at August 31, 1997

Name of Subsidiary (1)                             Jurisdiction of Incorporation
----------------------                             -----------------------------

B.C. Learning Connection, Inc. (2)..............................British Columbia
Magic Lantern Communications Ltd (3)......................................Canada
NTN Interactive Network Inc...............................................Canada
1113659 Ontario Ltd. (4).................................................Ontario
745695 Ontario Ltd. (5)..................................................Ontario
Sonoptic Technologies Inc. (6)............................................Canada

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(1)   Unless otherwise indicated, all named entities are wholly-owned subsidiaries of NTN Canada, Inc.
(2)   Wholly-owned subsidiary of 745695 Ontario Ltd.
(3)   Wholly-owned subsidiary of NTN Interactive Network Inc.
(4)   Partially-owned (50%) equity investment of Magic Lantern Communications
      Ltd.
(5)   Wholly-owned subsidiary of Magic Lantern Communications Ltd.

(6)   Majority owned (75%) subsidiary of Magic Lantern Communications Ltd.


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